UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 27, 2014

PHH CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Leadenhall Road

Mt. Laurel, New Jersey  08054

(Address of principal executive offices, including zip code)

(856) 917-1744

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Jon A. Boscia as a Director

On March 27, 2014, Mr. Jon A. Boscia notified PHH Corporation (the “Company”) of his decision to retire as a member of the Board of Directors of the Company (the “Board”) and to not stand for re-election as a director at the Company’s 2014 Annual Meeting of Stockholders scheduled to be held at the Company’s offices located at 3000 Leadenhall Road, Mt. Laurel, NJ 08054 on Thursday, May 22, 2014, at 10:00 a.m., local time (the “2014 Annual Meeting”).  Mr. Boscia’s decision to retire from the Board and to not stand for re-election as a director at the 2014 Annual Meeting was not due to any disagreement with the Company or concern in respect of any matter relating to the Company’s accounting, operations, policies or practices.  Mr. Boscia’s decision was based on his inability to devote the requisite time to the Company’s Board given his other obligations.  He currently serves as President of Boardroom Advisors, LLC.

Item 5.03.             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reduction in Size of Board to Nine Directors

On March 27, 2014, the Board of Directors of the Company took action to reduce the number of directors constituting the entire Board to nine directors pursuant to Section 2.02 of the Company’s By-Laws, with such reduction in the size of the Board being effective immediately following Mr. Boscia’s retirement from the Board immediately prior to the commencement of the 2014 Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

	By:	/s/ William F. Brown
		Name:	William F. Brown
		Title:	Senior Vice President, General Counsel and Secretary

Dated: April 2, 2014